SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): November 27, 1996


                         FREEPORT-McMoRan COPPER & GOLD INC.


             Delaware                     1-9916              74-2480931
         (State or other               (Commission          (IRS Employer
          jurisdiction of               File Number)         Identification
          incorporation or                                   Number)
          organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.
                   -------------
          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on November 27, 1996:

               New Orleans, LA., November 27, 1996 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that it has called for redemption on December 27, 1996 all of its outstanding Depositary Shares (the Depositary Shares) representing the company's 7% Convertible Exchangeable Preferred Stock (the Preferred Stock). FCX will pay the sum of $26.05, plus $0.2663 representing the amount of accrued and unpaid dividends to the redemption date on each Depositary Share, for a total payment of $26.3163 per Depositary Share.

               As an alternative to redemption and at the option of the holder, the Depositary Shares are convertible until 5:00 p.m. (Eastern Standard Time) on December 27, 1996 into shares of FCX Class A common stock at a conversion rate equal to approximately
          1.0208 shares of FCX Class A common stock per Depositary Share. In lieu of any fractional share issuance, an equivalent amount will be paid in cash by FCX.

               As long as the market price of FCX Class A common stock remains above $25.78 per share, holders of the Depositary Shares will receive more value upon conversion of the Depositary Shares into shares of FCX Class A common stock than they would otherwise receive upon redemption. On November 26, 1996, the closing price of FCX Class A common stock as reported on the New York Stock Exchange Composite Tape was $30.125 per share. If all Depositary Shares are converted into Class A common shares an additional 8.9 million Class A common shares will be issued. FCX Class A and Class B common shares and common share equivalents outstanding on September 30, 1996 totaled approximately 195 million shares.

               ChaseMellon Shareholder Services, L.L.C., the depositary, will mail today a notice of redemption to all holders of record of the Depositary Shares.

               FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia, and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                                      SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:      /s/ Michael A. Weaver
                                             ------------------------------
                                                   Michael A. Weaver
                                              Controller - Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  December  3, 1996